Exhibit 23.2

               Consent of Independent Certified Public Accountants

Board  of  Directors
DNAPrint  genomics,  Inc.
Sarasota,  Florida

Gentlemen:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated February 24, 2006 included in the Annual Report on Form 10-KSB of DNAPrint genomics, Inc. as of and for the year ended December 31, 2005.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/Pender  Newkirk  &  Company
------------------------------
Pender  Newkirk  &  Company
Certified  Public  Accountants
Tampa,  Florida
April  7,  2006